[NUR MACROPRINTERS LETTERHEAD]


                        Summary of Fleet Bank Credit Line

Borrower:                Nur America, Inc.
Amount:                  $1,000,000
Interest Rate:           fleet national bank's prime rate +1/2% or libor
                         + 2-1/2%
Facility Fee:            1/2% per annum facility fee payable quarterly, in
                         advance
Maturity:                5/31/99
Availability:            borrowings is limited to 80% of domestic and acceptable
                         credit insurance backed or l/c backed international
                         accounts receivable within 90 days of invoice and 50%
                         of domestic ink inventory with a cap of $250,000. The
                         bank may also at its discretion issue letters of credit
                         under the facility. Availability will be reduced by the
                         amount of such letters of credit
Subordination:           A minimum of $1,000,000 of intercompany payable will be
                         subordinated to the bank.
Guarantee:               parent company guarantee
Collateral:              A perfected first lien on all U.S. corporate assets.


OTHER TERMS:

Payment: interest monthly; the bank is authorized to debit any account maintained by Nur America for the payment of interest, principal and fees when due.

Financial covenants:     These covenants are to be measured quarterly on a
                         consolidated basis, unless otherwise stated.

                         Minimum tangible capital base (TCB): Defined as total shareholders' equity plus subordinated debt (debt expressly subordinated to bank debt) less intangible assets. Test not to be reduced by losses.

                         Not to be less than $1,500,000 plus 50% of net income earned and 75% of new equity raised after 12/31/97.

                         Maximum leverage ratio: Defined as total liabilities less subordinated debt divided by tangible capital base, the leverage ratio cannot exceed 1.50:1.00 for each quarter.



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                               NUR America, Inc.
                                 June 8th, 1998
                         (For Discussion Purposes Only)


REVOLVING CREDIT FACILITY

Borrower:               NUR America, Inc. (the "Borrower")

Amount:                 $1,000,000.

Interest Rate:          Fleet National Bank's Prime rate + 1/2% or
                        Libor + 2-1/2%.

Facility Fee:           1/2% per annum facility fee payable quarterly, in
                        advance.

Maturity:               6/31/99

Availability:           Borrowings shall be limited to 80% of domestic and
                        pre-approved or L/C backed international accounts receivable within 90 days of invoice and 50% of domestic ink inventory with a cap of $250,000. The Bank may also at its discretion issue letters of credit under the facility. Availability will be reduced by the amount of such letters of credit.

Subordination:          A minimum of $1,000,000 of intercompany payable will be
                        subordinated to the Bank.

Guarantee:              Parent company guarantee; conditions for reducing the
                        amount of the guarantee to be determined.

Collateral:             A perfected first lien on all U.S. corporate assets.


OTHER TERMS:

Payment: Interest monthly; the Bank shall be authorized to debit any account maintained by the Borrower for the payment of interest, principal and fees when due.

Other Fees:             The Borrower is responsible for any and all
                        out-of-pocket expenses, including but not limited to legal fees incurred by the Bank in connection with the arrangement, documentation and closing of this transaction, whether or not the transaction closes, or any loan is made. Maximum legal fees will not exceed
                        $6,000, and will be payable at closing.

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Financial Covenants:    These covenants are to be measured quarterly on a
                        consolidated basis, unless otherwise stated.
                        Minimum Tangible Capital Base (TCB): Defined as Total Shareholders' Equity plus Subordinated Debt (debt expressly subordinated to Bank Debt) less Intangible Assets. Test not to be reduced by losses.

                        Not to be less than $1,600,000 plus 50% of Net Income earned and 75% of new equity raised after 12/31/97.

                        Maximum Leverage Ratio: Defined as Total Liabilities less Subordinated Debt divided by Tangible Capital Base, the Leverage Ratio cannot exceed 1.50:1.00 for each quarter.

                        Minimum Liquidity Ratio: Defined as the sum Cash and Cash Equivalents, Accounts Receivable and Inventory divided by Current Liabilities excluding Deferred Revenues and Subordinated Debt, the Liquidity Ratio must be at least 1.25:1.00 for each quarter.

                        Profitability: Quarterly losses cannot exceed $60,000; no two consecutive quarterly losses, and profitability of at least $100,000 for two trailing quarters.

Reporting:              Receipt of monthly financial statements internally
                        prepared in accordance with GAAP, within 30 days of month-end. Receipt of audited financial statements as of the end of the current fiscal year prepared by an outside CPA firm acceptable to us, within 90 days of fiscal year-end.

Restrictions:           Limits on additional outside indebtedness except for
                        permitted lease financing (amount to be determined), guarantees, investments; no merger or acquisition, dividends, or changes in capital structure. The Borrower will use Fleet National Bank as its primary operating bank.